Exhibit 99

CONTACT:

Kiley F. Rawlins, CFA

Divisional Vice President

(704) 849-7496

http://www.familydollar.com

For Immediate Release

FAMILY DOLLAR ANNOUNCES EARNINGS FOR THE FOURTH QUARTER AND FISCAL 2005 AND PROVIDES GUIDANCE FOR FISCAL 2006

MATTHEWS, NC, September 29, 2005 - Family Dollar Stores, Inc. (NYSE: FDO), reported that net income per diluted share decreased 28.0% to $0.18 from $0.25, and that net income was $29.2 million, or 30.0% below net income of $41.7 million for the fourth quarter of the prior fiscal year.  For the full fiscal year, net income per diluted share decreased 13.3% to $1.30 from $1.50, and net income was $217.5 million or 15.7% below net income of $257.9 million in fiscal 2004.

“Fiscal 2005 was a challenging year for our customer and for our Company,” said Howard R. Levine, Chairman and Chief Executive Officer.  “Despite the macroeconomic challenges, we made significant progress on our key initiatives.  We installed coolers in approximately 1,000 stores, launched our new “Treasure Hunt” initiative which delivered strong holiday sales growth, opened 500 new stores and implemented our Urban Initiative in approximately 1,200 stores.  These strategic initiatives will provide the foundation for our future profitable growth.”

Fourth Quarter Results

As previously reported, sales for the fourth quarter ended August 27, 2005, were approximately $1.430 billion, or 8.0% above sales of approximately $1.324 billion for the fourth quarter ended August 28, 2004.  Sales in comparable stores in the fourth quarter of 2005 increased approximately 0.6% above the fourth quarter 2004.  The customer count, as measured by the number of register transactions in comparable stores, decreased approximately 2.3%, and the average transaction increased approximately 2.9% to $8.98.  During the fourth quarter of 2005, the Company opened 222 new stores and closed 5 stores.

The gross profit margin, as a percentage of sales, was 31.9% in the fourth quarter of 2005 compared to 31.9% in the fourth quarter of 2004.  As a percentage of sales, lower markdown expense partially offset higher freight costs resulting from higher fuel costs.  Inventory shrinkage and merchandise mix did not appreciably impact the gross profit margin comparison.

Expenses, as a percentage of sales, increased to 28.6% in the fourth quarter of 2005 from 27.0% in the fourth quarter of 2004.  Lower than expected sales and the planned expenses incurred in connection with the Urban Initiative and the installation of refrigerated coolers for the sale of perishable goods contributed to the increase in expenses, as a percentage of sales.  In addition, the Company recorded a one-time charge to establish property tax accruals on leased properties.

Full Year Results

As previously reported, sales for the fiscal year ended August 27, 2005, were approximately $5.825 billion, or 10.3% above sales of approximately $5.282 billion for the fiscal year ended August 28, 2004.  Sales in comparable stores for the full year increased approximately 2.3% above fiscal 2004.  The customer count, as measured by the number of register transactions in comparable stores, decreased approximately 0.7% and the average transaction increased approximately 2.9% to $9.22.

The gross profit margin, as a percentage of sales, decreased to 32.9% in fiscal 2005 from 33.8% in fiscal 2004.  This decline was a result of stronger sales of lower-margin basic consumables, higher inventory shrinkage and higher freight expense, all as a percentage of sales.

Expenses, as a percentage of sales, increased to 27.0% in fiscal 2005 from 26.1% in fiscal 2004.  Lower than expected sales and the planned expenses incurred in connection with the Urban Initiative and the installation of refrigerated coolers for the sale of perishable goods contributed to the increase in expenses as a percentage of sales.

The Company’s inventories at the end of fiscal 2005 were $1,090.8 million, or 11.3% above inventories of $980.1 million last year.  Inventory on a per store basis at the end of fiscal 2005 was 1.8% higher than at the end of fiscal 2004, excluding merchandise in transit to the distribution centers.  All of this increase was in hardline merchandise, which increased approximately 4.3% per store, reflecting early receipt of holiday merchandise and new inventory associated with the cooler program.  Average softline inventory per store declined approximately 5.2%.

In fiscal 2005, capital expenditures were $229.1 million compared with $218.7 million in fiscal 2004.   During fiscal 2005, the Company opened 500 stores and closed 68 stores.  In addition, fiscal 2005 capital expenditures included the installation of refrigerated coolers in approximately 1,000 stores and investments in the Company’s distribution network, including the completion of the Company’s eighth distribution center in Marianna, Florida, and an initial investment in the Company’s ninth distribution center in Rome, New York.

The Company also announced that in fiscal 2005, the Company purchased 3.3 million shares of the Company’s Common Stock in the open market at a cost of $92.0 million.

Outlook

Commenting on the Company’s plans for fiscal 2006, Levine said, “This year, we will move aggressively forward in those areas that are performing well, and we will slow down and focus on improving those processes where we have significant opportunity to do better.  We plan to install coolers in approximately 2,500 additional stores this year, and while we will not expand the Urban Initiative beyond our target of 1,300 stores, we will continue to support and refine the program to increase financial returns.  To enable us to build processes that will support a more balanced future expansion of our store growth program, we will reduce our new store opening plan to 400 stores in fiscal 2006.  We believe that our business has significant growth potential and our deliberate investment strategy will deliver stronger shareholder returns as we position Family Dollar to better serve the needs of our growing customer base.”

For the fiscal year ending August 26, 2006, the Company expects comparable store sales to increase 2% to 4%.  The Company believes that higher transportation expense resulting from higher fuel costs and the impact of a continued mix shift toward lower-margin consumable merchandise will continue to pressure gross profit margin in fiscal 2006.  In addition, the Company expects that operating expenses, as a percentage of sales, will be higher in fiscal 2006, reflecting the expanded rollout of the cooler program and the continued funding of the Urban Initiative program.  Using these assumptions, the Company expects earnings per share to be between $1.30 and $1.39, including the impact of the expensing of stock options as required by Statement of Financial Accounting Standards No. 123R, “Share-Based Payment,” and other new compensation programs, and including the accretive benefit of the Company’s share repurchase program.

For the September reporting period, the Company’s plan was for comparable store sales to increase 0% to 2%, and month-to-date, the Company’s sales are at the high end of that range.  For the first quarter ending November 26, 2006, the Company expects comparable store sales to increase 1% to 3% and expects earnings per share to be between $0.30 and $0.32.

Family Dollar will host a conference call today, September 29, 2005, at 10:00 A.M. ET to discuss the financial results for the fourth quarter and fiscal year ended August 27, 2005, and certain plans for the fiscal year ending August 26, 2006.  If you wish to listen, please call 1-888-323-9686 for domestic USA calls and 210-234-0004 for international calls at least 10 minutes before the call is scheduled to begin.  The passcode for the call is “FAMILY DOLLAR.”  A replay of the call will be available from 12:00 Noon ET, September 29, 2005, through October 6, 2005, by calling 1-800-934-9727 for domestic USA calls and 402-220-0194 for international calls.

There also will be a live webcast of the conference call that can be accessed at http://www.familydollar.com/investors.aspx?p=irhome.  A replay of the webcast will be available at the same address after 2:00 P.M. ET, September 29, 2005.

Certain statements contained in this press release or in other press releases, public filings, or other written or oral communications made by the Company or our representatives, which are not historical facts are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements address the Company’s plans, activities or events which the Company expects will or may occur in the future.  These forward-looking statements may be identified by the use of the words “plan,” “estimate,” “expect,” “anticipate,” “probably,” “should,” “project,” “intend,” “continue,” and similar terms and expressions.  Various risks, uncertainties and other factors could cause actual results to differ materially from those expressed in any forward-looking statements.  Such risks, uncertainties and other factors include, but are not limited to:

•                  competitive factors and pricing pressures, including energy prices,

•                  changes in economic conditions,

•                  the impact of acts of war or terrorism,

•                  changes in consumer demand and product mix,

•                  unusual weather or natural disasters that may impact sales and or operations,

•                  the impact of inflation,

•                  merchandise supply and pricing constraints,

•                  success of merchandising and marketing programs,

•                  general transportation or distribution delays or interruptions,

•                  dependence on imports,

•                  changes in currency exchange rates, trade restrictions, tariffs, quotas, and freight rates,

•                  availability of real estate,

•                  costs and delays associated with building, opening and operating new distribution facilities and stores,

•                  costs, potential problems and achievement of results associated with the implementation of new programs, systems and technology, including supply chain systems, store technology, cooler installations and Urban Initiative programs,

•                  changes in food and energy prices and their impact on consumer spending and the Company’s costs,

•                  adverse impacts associated with legal proceedings and claims,

•                  changes in shrinkage,

•                  changes in health care and other insurance costs,

•                  changes in the Company’s ability to attract and retain employees,

•                  changes in state or federal legislation or regulations, including the effects of legislation and regulations on wage levels and entitlement programs.

Consequently, all of the forward-looking statements made by the Company in this and other documents or statements are qualified by these and other factors, risks and uncertainties. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. The Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that projected results expressed or implied in such statements will not be realized.

FAMILY DOLLAR STORES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts)

	For the Fourth Quarter Ended
	August 27, 2005	% of Net Sales	August 28, 2004	% of Net Sales
Net sales	$1,429,843	100.0%	$1,324,248	100.0%
Cost of sales	974,227	68.1%	901,153	68.1%
Gross margin	455,616	31.9%	423,095	31.9%
Selling, general and administrative expenses	409,435	28.6%	356,970	27.0%
Income before income taxes	46,181	3.3%	66,125	4.9%
Income taxes	16,948	1.2%	24,473	1.8%
Net income	$29,233	2.1%	$41,652	3.1%

Net income per common share - basic	$0.18		$0.25
Average shares - basic	164,963		167,806
Net income per common share - diluted	$0.18		$0.25
Average shares - diluted	165,057		168,260

Dividends declared per common share	$0.095		$0.085

	For the Fiscal Year Ended
	August 27, 2005	% of Net Sales	August 28, 2004	% of Net Sales
Net sales	$5,824,808	100.0%	$5,281,888	100.0%
Cost of sales	3,908,569	67.1%	3,496,278	66.2%
Gross margin	1,916,239	32.9%	1,785,610	33.8%
Selling, general and administrative expenses	1,573,444	27.0%	1,378,948	26.1%
Income before income taxes	342,795	5.9%	406,662	7.7%
Income taxes	125,286	2.2%	148,758	2.8%
Net income	$217,509	3.7%	$257,904	4.9%

Net income per common share - basic	$1.30		$1.51
Average shares - basic	166,791		170,770
Net income per common share - diluted	$1.30		$1.50
Average shares - diluted	167,092		171,624

Dividends declared per common share	$0.370		$0.330

FAMILY DOLLAR STORES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share amounts)

	August 27, 2005	August 28, 2004
Assets
Current assets:
Cash and cash equivalents	$105,175	$87,023
Investment securities	33,530	120,840
Merchandise inventories	1,090,791	980,124
Deferred income taxes	100,493	84,084
Income tax refund receivable	—	1,304
Prepayments and other current assets	24,779	16,937
Total current assets	1,354,768	1,290,312

Property and equipment, net	1,027,475	918,449
Other assets	27,258	15,600

Total assets	$2,409,501	$2,224,361

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$574,831	$534,405
Accrued liabilities	315,508	266,180
Income taxes payable	4,272	—
Total current liabilities	894,611	800,585

Deferred income taxes	86,824	86,694
Commitments and contingencies

Shareholders' Equity:
Preferred stock, $1 par; authorized and unissued 500,000 shares
Common stock, $.10 par; authorized 600,000,000 shares	18,887	18,767
Capital in excess of par	133,743	106,853
Retained earnings	1,654,861	1,498,890
	1,807,491	1,624,510
Less: common stock held in treasury, at cost	379,425	287,428

Total shareholders' equity	1,428,066	1,337,082

Total liabilities and shareholders' equity	$2,409,501	$2,224,361

FAMILY DOLLAR STORES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

Years Ended (In thousands)	August 27, 2005	August 28, 2004
Cash flows from operating activities:
Net income	$217,509	$257,904
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	114,733	102,010
Deferred income taxes	(16,279)	(4,268)
Tax benefit from stock option exercises	3,700	4,476
Loss on disposition of property and equipment	3,306	4,311
Changes in operating assets and liabilities:
Merchandise inventories	(110,667)	(125,754)
Income tax refund receivable	1,304	(1,304)
Prepayments and other current assets	(7,842)	16,685
Other assets	(11,658)	1,480
Accounts payable and accrued liabilities	100,974	121,608
Income taxes payable	4,272	(671)
	299,352	376,477
Cash flows from investing activities:
Purchases of investment securities	(280,100)	(282,265)
Sales of investment securities	367,410	365,924
Capital expenditures	(229,065)	(218,748)
Proceeds from dispositions of property and equipment	2,000	1,550
	(139,755)	(133,539)
Cash flows from financing activities:
Net (purchases) / reissuance of stock for treasury	(91,997)	(176,649)
Change in cash overdrafts	(12,675)	(20,501)
Proceeds from exercise of stock options	23,310	14,996
Payment of dividends	(60,083)	(54,755)
	(141,445)	(236,909)

Net increase in cash and cash equivalents	18,152	6,029
Cash and cash equivalents at beginning of year	87,023	80,994
Cash and cash equivalents at end of year	$105,175	$87,023

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Purchases of property and equipment awaiting processing for payment, included in accounts payable	$12,239	$14,272
Interest	0	0
Income taxes	132,288	150,525

FAMILY DOLLAR STORES, INC. AND SUBSIDIARIES

Selected Additional Information

NET SALES BY DIVISION:

	For the Fourth Quarter Ended
	August 27, 2005	% of Net Sales	August 28, 2004	% of Net Sales	Comparable Store Sales Change
Hardlines	$1,135.3	79.4%	$1,038.2	78.4%	1.8%
Softlines	$294.5	20.6%	$286.0	21.6%	-4.2%

	For the Fiscal Year Ended
	August 27, 2005	% of Net Sales	August 28, 2004	% of Net Sales	Comparable Store Sales Change
Hardlines	$4,589.9	78.8%	$4,104.0	77.7%	3.7%
Softlines	$1,234.9	21.2%	$1,177.9	22.3%	-2.6%

STORES IN OPERATION:

	August 27, 2005	August 28, 2004
Beginning Store Count	5,466	5,027
New Store Openings	500	500
Store Closings	68	61
Ending Store Count	5,898	5,466
Total Square Footage (000s)	49,794	46,136
Total Selling Square Footage (000s)	41,285	38,187

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